EX-99.B-77Q1

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Supplement dated January 18, 2013 to the

Ivy Funds Variable Insurance Portfolios Prospectus

dated April 30, 2012

and as supplemented June 4, 2012 and December 3, 2012

The following replaces the “Portfolio Managers” section for Ivy Funds VIP Micro Cap Growth:

Portfolio Managers

The WSA Investment Team is primarily responsible for the day-to-day management of the Portfolio. The WSA Investment Team consists of William Jeffery III, President and Chief Investment Officer of WSA, who has co-managed the Portfolio since the inception of the predecessor fund in October 1997, Kenneth F. McCain, Executive Vice President of WSA, who has co-managed the Portfolio since the inception of the predecessor fund in October 1997, Paul J. Ariano, Senior Vice President of WSA, who has co-managed the Portfolio since January 2005, Paul K. LeCoq, Senior Vice President of WSA, who has co-managed the Portfolio since January 2005, Luke A. Jacobson, Vice President of WSA, who has co-managed the Portfolio since January 2012, and Alexis C. Waadt, Vice President of WSA, who has co-managed the Portfolio since January 2013.

*****

The following replaces the paragraph of the “The Management of the Portfolios – Portfolio Management” section for Ivy Funds VIP Micro Cap Growth:

Ivy Funds VIP Micro Cap Growth: The WSA Investment Team is primarily responsible for the day-to-day management of Ivy Funds VIP Micro Cap Growth. The WSA Investment Team consists of William Jeffery III, Kenneth F. McCain, Paul J. Ariano, Paul K. LeCoq, Luke A. Jacobson and Alexis C Waadt. Messrs. Jeffery and McCain are the Founding Principals of WSA and have held their responsibilities for the Portfolio since the inception of the predecessor fund in October 1997. They have worked together managing smaller capitalization growth equities for 33 years. Mr. Jeffery earned both a BA in Finance and an MBA from the University of Michigan. Mr. McCain earned a BA in Political Science and an MBA in Finance from the San Diego State University. Messrs. Ariano and LeCoq each assumed their management responsibilities for the Portfolio in January 2005. Mr. Ariano joined the firm in 1995 as an analyst and has been co-managing portfolios with Mr. Jeffery for the last several years. Mr. Ariano earned a BBA, Business Administration from the University of San Diego, and an MS in Finance from San Diego State University. Mr. Ariano is a CFA Charter holder. Mr. LeCoq joined the firm in 1999. He earned a BA in Economics from Pacific Lutheran University and an MBA in Finance from the University of Chicago. Mr. Jacobson assumed his management responsibilities for the Portfolio in January 2012. He joined the firm in 2004. Mr. Jacobson earned a BS in Finance from the University of Missouri and is a CFA Charter Holder. Ms. Waadt assumed her management responsibilities for the Portfolio in January 2013. Ms. Waadt joined the firm in February 1997. She earned a BA in Economics from the University of California, San Diego and an MBA in Finance at San Diego State University.

1

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Supplement dated May 2, 2013 to the

Ivy Funds Variable Insurance Portfolios Prospectus

dated April 30, 2013

The following replaces the “Portfolio Managers” section for Ivy Funds VIP Global Bond:

Portfolio Managers

Daniel J. Vrabac, Senior Vice President of WRIMCO, and Mark G. Beischel, Senior Vice President and Global Director of Fixed Income of WRIMCO, have managed the Portfolio since its inception in August 2010. Effective June 1, 2013, Mr. Vrabac is retiring from WRIMCO and Mr. Beischel will become the sole portfolio manager of the Portfolio.

*****

Effective June 1, 2013, the third paragraph in the “The Management of the Portfolios – Portfolio Management – Ivy Funds VIP Asset Strategy” section is deleted in its entirety.

*****

The following is added as a new paragraph at the end of the “The Management of the Portfolios – Portfolio Management – Ivy Funds VIP Global Bond” section:

Effective June 1, 2013, Mr. Vrabac is retiring from WRIMCO and IICO and Mr. Beischel will become the sole portfolio manager of the Portfolio.

2